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                                                                  EXECUTION COPY

                                                                   EXHIBIT 4.2.1

                           STATE COMMUNICATIONS, INC.

               SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


         This SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the "Agreement") is made and entered into this 1st day of February, 2000 by and among STATE COMMUNICATIONS, INC., a South Carolina corporation (the "Company"), and each of the other parties listed on Schedule I and Schedule II hereto.

                              W I T N E S S E T H:

         WHEREAS, the Holders (as such term is hereinafter defined) own the securities of the Company set forth opposite their respective names on Schedule I; and

         WHEREAS, in order to provide for continuity of management of the Company and to provide for certain agreements with respect to the voting and transfer of the securities of the Company, the Company and certain stockholders entered into an Amended and Restated Stockholder's Agreement dated July 29, 1999 (the "Original Agreement"); and

         WHEREAS, in connection with the issuance of the Series C Convertible Preferred Stock by the Company, the parties to the Original Agreement desire to amend and restate the Original Agreement on the terms and conditions set forth herein to, among other things, add the holders of the Series C Convertible Preferred Stock as parties to this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

                                   DEFINITIONS

         "Articles" means the Articles of Incorporation of the Company, as amended, filed with the Office of the Secretary of State of South Carolina, on the date of this Agreement.

         "BancAmerica" means BancAmerica Capital Investors SBIC I, L.P.

         "Board" means the Board of Directors of the Company.

         "Boston" means Boston Millennia Partners Limited Partnership and Boston Millennia Associates I Partnership.


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         "Capital Stock" means the Common Stock and/or the Preferred Stock, as the case may be, now owned or hereafter acquired.

         "Common Stock" means the Common Stock, $.001 par value per share, of the Company.

         "Holders" mean the parties to this Agreement listed on Schedule I attached hereto (including Permitted Transferees of such Holders).

         "Investors" mean the parties to this Agreement identified on Schedule II hereto (including permitted transferees of such Investors).

         "First Union" means First Union Capital Partners, Inc., a Virginia corporation.

         "Founding Stockholder" means each of Shaler P. Houser and Charles L. Houser.

         "Moore" means Moore Global Investments, Ltd. and Remington Investments Strategies, L.P.

         "Newcourt" means Newcourt Commercial Finance Corporation, an affiliate of The CIT Group, Inc..

         "Permitted Transferee" shall mean (1) the Holder's or Investor's immediate family, including his spouse and natural-born or adopted children and/or his or their lineal descendants and any trust or custodianship having that Holder or Investor as the sole trustee or custodian and having that Holder, Investor and/or his spouse, natural-born or adoptive children, and/or his or their lineal descendants as its sole beneficiaries; or (2) a personal representative, trustee, executor or similar fiduciary acting on behalf of that Holder or Investor following his death or incapacity.

         "Preferred Stock" means the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock of the Company.

         "Public Offering" means a bona fide firm commitment underwritten offering of Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission.

         "Richland" means Richland Ventures II, L.P., a Delaware limited partnership.

         "Securities" means the Common Stock and the Preferred Stock (and Common Stock issued or issuable on conversion of the Preferred Stock and upon exercise of options), whether now owned or hereafter acquired.

         "Series A Preferred" means the Series A Convertible Preferred Stock of the Company.



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         "Series B Preferred" means the Series B Convertible Preferred Stock of the Company.

         "Series C Preferred" means the Series C Convertible Preferred Stock of the Company.

         "Toronto" means Toronto Dominion Capital (U.S.A.), Inc.

         "Total Vote" means the total number of votes represented by (i) all outstanding shares of Common Stock, and (ii) all outstanding shares of Preferred Stock.


                                    ARTICLE I
                              CORPORATE GOVERNANCE

         1.1 Number of Directors; Quorum; Vote. The Bylaws of the Company shall at all times provide that (i) the Board shall consist of nine members, or such greater number approved by the unanimous vote of the Board; (ii) a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board; (iii) except as set forth herein, the vote of a majority of the directors present and voting at any meeting shall constitute the action of the Board; and (iv) regular meetings of the Board shall be held no less frequently than quarterly.

         1.2  Board Composition.  (a) Subject to the terms of this Agreement:

                  (i) Richland shall be entitled (A) to nominate one individual for election to the Board to serve as a Director until his or her successor is elected and qualifies, (B) to nominate each such successor, and
                           (C) to propose the removal from the Board of any director nominated under the foregoing clause (A) or
                           (B);

                  (ii) First Union shall be entitled (A) to nominate one individual for election to the Board to serve as a Director until his or her successor is elected and qualifies, (B) to nominate each such successor, and
                           (C) to propose the removal from the Board of any director nominated under the foregoing clause (A) or
                           (B);

                  (iii) Moore shall be entitled (A) to nominate one individual for election to the Board to serve as a Director until his or her successor is elected and qualifies, (B) to nominate each such successor, and
                           (C) to propose the removal from the Board of any director nominated under the foregoing clause (A) or
                           (B);



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                  (iv)     Boston shall be entitled (A) to nominate one
                           individual for election to the Board to serve as a Director until his or her successor is elected and qualifies, (B) to nominate each such successor, and
                           (C) to propose the removal from the Board of any director nominated under the foregoing clause (A) or
                           (B).

         (b) Each nomination or any proposal to remove from the Board any director shall be made by delivering to the Company a notice signed by the party or parties entitled to such nomination or proposal. As promptly as practicable after delivery of such notice, the Company shall take or cause to be taken such corporate actions as may be reasonably required to cause the election or removal proposed in such notice. Such corporate actions may include calling a meeting or soliciting the written consent of the Board, or calling a meeting or soliciting the written consent of the shareholders of the Company.

         (c) Each Holder and each Investor agrees to vote all of his, her or its Capital Stock for the election to the Board of all individuals nominated in accordance with this Section 1.2 and for the removal from the Board of all directors proposed to be removed in accordance herewith. Each Holder and each Investor shall cause each director nominated by such shareholder to vote for the election to the Board of all individuals nominated in accordance with this
Section 1.2.

         (d) In the event the size of the Board is increased to a number of directors greater than nine, the Investors shall have the right to approve any nominees to fill such additional Board seats.

         (e) Moore, Toronto, Newcourt and BancAmerica shall have the right, at the Company's expense, to have an observer present at all meetings of the Board of Directors of the Company and any Committees thereof, subject to such confidentiality or other restrictions as may be imposed by the Board. Such observers shall be entitled to the same notice of meetings as directors and shall be entitled to receive all information or correspondence provided to the directors by the Company.

         1.3 Stockholder Meetings: Consents. The Bylaws of the Company shall at all times provide that stockholders who hold ten percent of the Total Vote shall have the right to call a meeting of stockholders upon the shortest notice permitted by law.

         1.4 Obligation of Holders. Each Holder shall devote substantially all of his or her professional efforts to the Company and shall promptly disclose to the Board (i) any and all investments or other participations in any business entities which compete or may compete with the Company (other than ownership of shares that are traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System); and (ii) all transactions or agreements between the Company or any of its subsidiaries and such Holder or any affiliate of such Holder. Each Founding



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Stockholder acknowledges that the Board will provide all such information to the
Investors.

         1.5 Further Assurances. Each Holder and Investor shall vote all of its Capital Stock, shall execute and deliver such further documents, shall take such further action, and shall use its best efforts to cause the Board to vote in such a manner as may be necessary or desirable to carry out the purposes and intent of this Agreement.

         1.6 No Other Voting Arrangements. Each party hereto represents and warrants to each other party that such party has no knowledge of any written or oral agreements or arrangements, with respect to the voting of Securities of the Company, other than as set forth in this Agreement or as set forth in that certain Investment Agreement by and among the Company, Seruus Telecom Fund, L.P. ("Seruus") and the individuals named therein, dated February 19, 1998. Any other such agreements or arrangements shall be void as against, and shall not be recognized or given effect by, the parties hereto. Each party shall promptly notify each other party upon learning of the existence of any such agreement or arrangement.

         1.7 Compensation Decisions. Notwithstanding anything to the contrary contained herein, all increases in compensation to the executive officers and key managers of the Company, including, but not limited to, all increases in salary, bonus and all future stock option grants to such individuals, shall not be effective unless approved by not less than 80% of the members of the Board of Directors.

         1.8  Participation in Certain Transactions.

         (a) In the event of a Sale of the Company, as hereinafter defined, which is approved by the holders of a majority of the then outstanding Preferred Stock (voting as a single class), the Investors shall have the right to require each Holder to vote all shares of Capital Stock held by him in favor of the Sale of the Company. For purposes of the foregoing, Sale of the Company shall mean
(i) the purchase of substantially all of the assets of the Company, or (ii) the sale, transfer or exchange of all or substantially all of the Company's issued and outstanding Capital Stock, whether by merger, share exchange, consolidation, sale of all of the outstanding Capital Stock or otherwise.

         (b) By execution of this Agreement, each Holder hereby agrees to vote all shares of Capital Stock held by him in accordance with Section 1.8(a) hereof and to take such further actions as may be reasonably necessary to effect the provisions of Section 1.8(a).

         1.9 Directed Share Plan. In the event the Company elects to sell shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, the Company shall sell at least 10% of the shares of Common Stock being sold in the offering (the "Directed Shares") to the Investors at the price at which the shares of Common Stock are being sold to the public. Each Investor shall be permitted to acquire a proportion of the Directed Shares equal to the Investor's percentage ownership of the Common Equivalent Shares. To the



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extent one or more Investors elects not to participate in the purchase of the
Directed Shares, or elects to participate as to some but not all of the Directed Shares, the right to purchase any remaining Directed Shares shall be allocated among the participating Investors in proportion to their ownership of Common Stock Equivalent Shares (as defined in Section 3.2(b)).

         1.10 Non-Competes. Richland and First Union hereby agree not to terminate or approve any amendment to those Non-Disclosure and Non-Competition Agreements required by Section 4.18 of that certain Stock Purchase Agreement, dated October 28, 1998, between the Company, First Union and Richland without the approval of the holders of a majority of the Preferred Stock.


                                   ARTICLE II
                               STOCK CERTIFICATES

         2.1 Stock Certificates. Each of the Holders agrees that the stock certificate or certificates from time to time representing the respective shares of Capital Stock shall be registered in the individual name of such Holder and shall bear, in addition to any other legend required to be placed thereon, a legend in substantially the following form:

                      "THIS SECURITY IS SUBJECT TO THE TERMS OF THE SECOND
             AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED JANUARY ___, 2000, AND ANY AMENDMENTS THERETO, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY ATTEMPTED SALE, PLEDGE, BEQUEST, TRANSFER, ASSIGNMENT OR ANY OTHER DISPOSITION OR ENCUMBRANCE OF THIS SECURITY OTHERWISE THAN AS EXPRESSLY PERMITTED BY SAID AGREEMENT IS INVALID."


                                   ARTICLE III
                        TRANSFER RIGHTS AND RESTRICTIONS

         3.1. General Restriction. No Holder may sell, exchange, give, devise, pledge, encumber or otherwise dispose of ("Transfer"), either voluntarily or involuntarily or by operation of law (including a transfer pursuant to equitable distribution proceedings), any of the Capital Stock, or any rights or interest related thereto, whether now owned or hereafter acquired, except as permitted by this Agreement.

         3.2. Voluntary Transfer. A Holder may voluntarily transfer Capital Stock pursuant to and as permitted by this Section 3.2 but not otherwise.



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         (a) First Offer Rights. If any Holder shall desire to sell any Capital
Stock held by him or it, such Holder (a "Selling Shareholder") shall first offer such Capital Stock (the "Offered Stock") to the Investors and then to the Company in accordance with the provisions hereof.

         (b) Notice. The Selling Shareholder shall give written notice to the Company and each Investor setting forth (i) the terms and conditions upon which the Selling Shareholder proposes to sell the Offered Stock (the "Offer Terms") and (ii) to the extent a proposed buyer has been identified, the name of the proposed buyer. As used herein, the term "Common Stock Equivalent Shares" held by any person shall be all shares of the Company's Common Stock held by such person and all shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable security held by such person or issuable upon exercise of any option, warrant or other right held by such person, in each case whether or not such security, option, warrant or right is by its terms then convertible, exchangeable or exercisable.

         (c) Option to the Investors. The Investors shall have the exclusive right during the period of twenty (20) days next following receipt of such notice to elect to purchase any or all of the Offered Stock proposed to be sold in accordance with the Offer Terms and Section 3.2(f); provided that, as set forth in Section 3.2(e) below, an election by the Investors to purchase less than all of the Offered Stock shall not be effective unless the option in
Section 3.2(d) is exercised as to all of the Offered Stock not elected to be purchased by the Investors under this Section 3.2(c). In the event that more than one Investor wishes to purchase the Offered Stock to be sold, the right to purchase shall be allocated among such Investors in proportion to their ownership of Common Stock Equivalent Shares. To the extent one or more Investors elect not to participate in the purchase of the Offered Stock to be sold, or elect to participate as to some but not all of the Offered Stock to which it or they would otherwise be entitled, the right to purchase any remaining Offered Stock shall be allocated among the participating Investors in proportion to their ownership of Common Stock Equivalent Shares. If any Investor does not timely deliver notice within such twenty (20) day period, it shall be deemed to have irrevocably waived its right to purchase any or all of the Offered Stock unless such sale is not consummated within the 180 day period set forth in
Section 3.2(e).

         (d) Option to Company. If the Investors do not exercise their right to purchase all of the Offered Stock proposed to be sold, the Company shall have the exclusive right during the period of thirty (30) days next following the twenty (20) day period provided for in subsection 3.2(c) hereof to elect to purchase all (but not less than all) of the Offered Stock proposed to be sold and not purchased by the Investors pursuant to subsection 3.2(c) above in accordance with the Offer Terms and Section 3.2(f). If the Company does not timely deliver notice within such thirty (30) day period to purchase all of the balance of the Offered Stock, it shall be deemed to have irrevocably waived its respective rights to purchase any or all of the Offered Stock unless such sale is not consummated within the 180 day period set forth in Section 3.2(e).



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         (e) Non-Exercise. If there shall be any default in making payment in full for all of the Offered Stock to be sold as aforesaid, in accordance with the applicable requirements of this Article III, by either of the Investors or the Company, or if the Company and/or the Investors do not timely elect to purchase all of the Offered Stock, then neither the Company nor any Investor may purchase any of the Offered Stock and the Selling Shareholder may (subject to the co-sale rights of the other Shareholders in Section 3.3 hereof, if any) sell the shares of Offered Stock so offered hereunder to any person on terms no more favorable to such person than the Offer Terms. However, if the Selling Shareholder does not effect such sale within 180 days after the termination (by passage of time or default) of the first refusal rights created under subsection 3.2(a) through (d) hereof, the Selling Shareholder may not thereafter transfer any such shares without again complying with the provisions of this Section 3.2.

         (f) Closing. All purchase transactions between and among the parties hereto (or their assignees) pursuant to this Section 3.2 shall be consummated at a closing to be held not later than five (5) days after the expiration of the thirty (30) day option period provided for in subsection 3.2(d) hereof. At the closing, the purchaser shall deliver to the seller the consideration (cash or other, as agreed to by the parties to the transfer) against delivery of the appropriate stock certificate(s) (or voting trust certificate(s)) duly endorsed for transfer.

         3.3.  Co-Sale Obligations of Holders.

         (a) None of the Holders so long as they are employed by the Company shall enter into any transaction that would result in the sale or contract or option for sale by him or it of any Capital Stock now or hereafter owned by him or it (including, without limitation, any sale to another Holder or a third party pursuant to the terms of Section 3.2 of this Agreement, but not including a sale of shares to the Company pursuant to the first offer rights contained in
Section 3.2 of this Agreement) unless prior to such sale or contract or option for sale and simultaneously with the giving of notice required by Section 3.2(b) the Selling Shareholder shall give notice to the Investors and Seruus of his intention to effect such sale or contract or option for sale in order that the Investors and Seruus may exercise their rights under this Section 3.3 as hereinafter described. Such notice shall set forth (i) the number of shares to be sold, contracted to be sold or optioned by the Selling Shareholder; (ii) the principal terms of the sale, including the price at which the shares are intended to be sold; (iii) the percentage such number of shares constitutes with respect to the aggregate number of Common Stock Equivalent Shares then held by the Selling Shareholder (the "Sale Portion"); and (iv) an offer by the Selling Shareholder to cause to be included with the shares to be sold by him or it in the sale, on the same terms and conditions, that number of Common Stock Equivalent Shares then held by the Investors and Seruus, which number shall be equal to (x) the Sale Portion of the Common Stock Equivalent Shares then held by the Investors and Seruus, (y) at the option of each Investor or Seruus, as the case may be, a lesser number of shares or (z) such number of shares as determined in subparagraph (c) below.



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         (b) Subject to the provisions of Section 3.2 hereof, if neither the
Investors nor Seruus shall have accepted such co-sale offer in writing within a period of thirty (30) days from the date beginning upon the end of the thirty
(30) day period in Section 3.2(d), the Selling Shareholder shall thereafter be free for a period of one hundred twenty (120) days to sell up to the number of shares specified in such notice, at a price no greater than the price set forth in such notice and on otherwise no more favorable terms to the Selling Shareholder than as set forth in such notice, without any further obligation to the Investors or Seruus in connection with such sale under this Section 3.3. In the event that the Selling Shareholder fails to consummate such sale within such 120-day period, the shares specified in such notice shall continue to be subject to this Agreement. If any Investor or Seruus fails to timely deliver notice of its acceptance within such thirty (30) day period, it shall be deemed to have irrevocably waived such right of co-sale under this Section 3.3.

         (c) Subject to the provisions of Section 3.2 hereof, if any Investor or Seruus shall have accepted such co-sale offer in writing within such thirty (30) day period set forth in Section 3.3(b) (a "Participating Shareholder"), such acceptance by such Participating Shareholder shall be irrevocable unless the Selling Shareholder shall be unable to cause to be included in his or its sale the number of shares set forth in such Participating Shareholder's written acceptance, in which case the Selling Shareholder and all of the Participating Shareholders shall participate in the sale pro rata, with the Selling Shareholder and each Participating Shareholder selling the number of shares to be sold in the sale as shall equal the product obtained by multiplying (x) the total number of shares to be sold in the sale by (y) a fraction, the numerator of which shall be the number of shares desired to be included in the sale by the Selling Shareholder or by the Participating Shareholder, as the case may be, and the denominator of which shall be the total number of shares desired to be sold in the sale by the Selling Shareholder and the Participating Shareholders. No Selling Shareholder shall complete any sale of Capital Stock unless all Participating Shareholders are included in such transaction as contemplated in this Section 3.3. If any Investor or Seruus exercises its co-sale rights under this Section 3.3, it shall sell Capital Stock of the same class as that proposed to be sold by the Selling Shareholder.

         (d) Notwithstanding anything to the contrary contained herein, the provisions of this Section 3.3 shall not apply to any transfer or sale transaction by the Investors. Any transfer or attempted transfer of Capital Stock by a Holder in breach or violation of this Section 3.3 shall be void.

         3.4. Certain Exclusions. Notwithstanding the foregoing, the provisions of Section 3.2 and 3.3 shall not apply to any transfer to a Permitted Transferee or a sale by a Holder in an underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended (the "Act"), nor shall any Investor purchasing any Capital Stock pursuant to Section 3.2 hereof be permitted to exercise the right of co-sale under Section 3.3 with respect to the same transaction. Any Capital Stock transferred to a Permitted Transferee shall remain subject to this Agreement and the Permitted Transferees, as a condition to receiving Capital Stock, shall acknowledge the continued

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applicability of this Agreement to such Permitted Transferee's Capital Stock to the same extent that this Agreement applied to the Holder. All references in this Agreement to Capital Stock or to the number of shares of Capital Stock held or owned by any Holder shall be deemed to include Capital Stock owned by any Permitted Transferee of such Holder, and the Permitted Transferee shall be treated as the Holder thereof for all purposes.

         3.5  Co-Sale Obligations of Investors.

         (a) If any Investor (the "Selling Investor") proposes to enter into a transaction that would result in the sale of Capital Stock (the "Proposed Sale"), such Investor shall at least 30 days before such sale deliver a notice (the "Sale Notice") to the other Investors specifying the identity of the proposed transferee and disclosing in reasonable detail the terms and conditions of the Proposed Sale. Within 30 days after receipt of the Sale Notice each Investor may elect to participate in the Proposed Sale by delivering to the Selling Investor a notice specifying the Capital Stock with respect to which such Investor exercises its rights under this Section.

         (b) If any Investor shall have accepted such co-sale offer in writing within such 30-day period (a "Participating Investor"), the acceptance by such Participating Investor shall be irrevocable unless the Selling Investor shall be unable to cause to be included in his or its sale the number of shares set forth in such Participating Investor's written acceptance, in which case the Selling Investor and all of the Participating Investors shall participate in the Proposed Sale pro rata, with the Selling Investor and each Participating Investor selling the number of shares to be sold in the Proposed Sale as shall equal the product obtained by multiplying (x) the total number of shares to be sold in the Proposed Sale by (y) a fraction, the numerator of which shall be the number of shares desired to be included in the Proposed Sale by the Selling Investor or by the Participating Investor, as the case may be, and the denominator of which shall be the total number of shares desired to be sold in the Proposed Sale by the Selling Investor and the Participating Investors. No Selling Investor shall complete any sale of Capital Stock unless all Participating Investors are included in such transaction as contemplated in this
Section 3.5. If any Investor exercises its co-sale rights under this Section 3.5, it shall sell Capital Stock of the same class as that proposed to be sold by the Selling Investor. Any transfer or attempted transfer of Capital Stock by a Holder in breach or violation of this Section 3.5 shall be void.

         (c) Notwithstanding the foregoing, the provisions of Section 3.5 shall not apply to any transfer to (i) a Permitted Transferee or any of its affiliates or any member, shareholder, partner or affiliate of an Investor; or (ii) a sale by an Investor in an underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended (the "Act"). Any Capital Stock transferred to a Permitted Transferee or a member, shareholder or partner of an Investor shall remain subject to this Agreement and the transferee, as a condition to receiving Capital Stock, shall acknowledge the continued applicability of this Agreement to such transferee's Capital Stock to the same extent that this Agreement applied to the Investor.


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                                   ARTICLE IV
                                PREEMPTIVE RIGHTS

         4.1 Grant of Preemptive Rights. Except as set forth in Section 4.3 hereof, the Company shall not issue or sell any shares of Common Stock, any rights or options to purchase Common Stock, or any debt or shares convertible into or exchangeable for Common Stock, whether now or hereafter authorized and whether unissued or in treasury (collectively, "Preemptive Shares"), unless each Investor who at such time holds any Preferred Stock or Common Stock issued on conversion of Preferred Stock (including any permitted transferee of an Investor) shall first have been given a special right to acquire, at a price no less favorable than that at which such shares, rights, options or obligations are to be offered to others, a proportion of the offered shares, rights, options or obligations as provided in Section 4.2.

         4.2 Method of Exercising Preemptive Rights. The Company shall give each Investor prior written notice of any proposed issuance or sale described in
Section 4.1 and each such Investor shall have 20 days from the giving of such notice within which to elect to acquire a proportion of the Preemptive Shares being offered equal to such Investor's percentage ownership of the outstanding Common Stock (which shall be determined as if all outstanding Preferred Stock had been converted into Common Stock) immediately preceding such issuance or sale. Upon expiration of such 20-day period, the Company shall send a notice to each Investor setting forth which Investors have exercised such preemptive rights ("Electing Holders") and which have not exercised such rights, and the number of Preemptive Shares as to which preemptive rights were and were not exercised. Electing Holders shall then have an additional 20 days in which to elect to acquire additional Preemptive Shares as to which preemptive rights were not exercised. In the event that the total number of additional Preemptive Shares which Electing Holders desire to purchase exceeds the number as to which preemptive rights were not exercised, then such additional number of Preemptive Shares shall be allocated among such Electing Holders (i) as nearly as possible in proportion to each Electing Holder's percentage ownership of outstanding Common Stock (which shall be determined as if all outstanding Preferred Stock had been converted into Common Stock), (ii) thereafter, to those Electing Holders that elected to acquire a greater number of Preemptive Shares than allocated to such Electing Holders under clause (i) , in proportion to the number of shares of Common Stock (determined as in clause (i)) held by each such Electing Holder, and (iii) thereafter, in like manner until all such additional Preemptive Shares have been allocated; provided, however, in no event shall any Electing Holder be allocated a greater number of Preemptive Shares than such Electing Holder has elected to purchase. If any transaction specified by the Company in any such notice shall not be consummated within six months from the date of such notice, the Company shall again comply with the provisions of this
Section 4.2 with respect to such transaction, and all Investors shall again have preemptive rights hereunder with respect thereto, regardless of whether any such Investor had previously exercised or failed to exercise such rights. Any purchase of securities pursuant to the exercise of preemptive rights shall be consummated simultaneously with,



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and shall be conditioned upon, consummation of the transaction proposed by the
Company.

         4.3 Exceptions. The restrictions contained in, and preemptive rights granted to Investors under Sections 4.1 and 4.2 shall not apply to shares issued or issuable by the Company (i) in connection with a merger or consolidation of the Company into or with another corporation or a business combination effected through an exchange of the Company's shares for the securities or substantially all of the assets of another corporation; (ii) upon conversion of Preferred Stock; (iii) to an Investor pursuant to this Article IV; (iv) to persons pursuant to a stock option plan or other employee benefit plans approved by a majority of the members of the Board of Directors of the Company and by each of the directors nominated and elected in accordance with Section 1.2 of this Agreement; or (v) shares issued in a Public Offering.


                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Binding Effect. Subject to the limitations on transfer set forth herein, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         5.2 Amendment. This Agreement may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of (i) the Company, (ii) each of the Investors, and (iii) holders of a majority of the Securities held by all Holders and Investors as a group.

         5.3 Termination. This Agreement shall terminate and have no further force or effect upon the earlier of (i) closing of a Qualified Public Offering (as such term is defined in the Certificate of Designations, Rights and Preferences of the Series C Preferred), (ii) twenty (20) years from the date hereof, or (iii) the written consent of (a) the Company, (b) the Investors, and
(c) holders of a majority of the Securities held by all Holders and Investors as a group.

         5.4 Governing Law. The interpretation, validity and performance of the terms of this Agreement shall be governed by the laws of the State of South Carolina, regardless of the law that might be applied under principles of conflicts of law.

         5.5 Notices. All communications under this Agreement shall be in writing and (i) sent by facsimile transmission and by certified or registered mail, return receipt requested, courier or overnight mail, or (ii) sent by certified or registered mail, return receipt requested, courier or overnight mail, (1) if to a Holder as of the date hereof, to such Holder's address set forth in Schedule I, or at such other address as such Holder may have furnished to the other parties hereto in writing, (2) if to a Holder who became such after the date hereof, to it at its facsimile number or address listed in the securities transfer books of the Company, or at such other address as such Holder shall have furnished to the other parties hereto in writing, (3) if to an Investor, to it at such address as shall be listed in the securities transfer books of the Company, or at such other address as such Investor shall have furnished to the Company in writing, and (4) if to the Company, to 200 North Main Street, Suite 303, Greenville, South Carolina 29601, Attention: Hamilton Russell II, Esq., or at such other address or facsimile number as it shall have furnished to the other parties hereto in writing. Any written communication so addressed, sent by facsimile transmission or certified or registered mail, return receipt requested, courier or overnight mail, shall be deemed to have been given when sent via facsimile or mailed. All other written communications shall be deemed to have been given upon receipt thereof.

         5.6 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         5.7 Counterparts. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         5.8 Specific Performance. The parties hereto acknowledge that payment of monetary damages may not be sufficient to adequately remedy a breach or prospective breach of the terms and provisions of this Agreement and, therefore, the parties hereto consent to the application of equitable remedies, including, without limitation, specific performance, to enforce the terms and provisions of this Agreement.


                     [remainder of page intentionally blank]

         IN WITNESS WHEREOF, the Company and each of the parties listed on
Schedule I or Schedule II hereto have executed this Stockholders' Agreement as of the date first above written.

                             STATE COMMUNICATIONS, INC.

                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------


                             RICHLAND VENTURES II, L.P.
                             By:  Richland Partners II, Inc., General Partner

                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------


                             RICHLAND VENTURES III, L.P.
                             By:  Richland Partners III, Inc., General Partner

                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------


                             FIRST UNION CAPITAL PARTNERS, INC.

                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------


                             MOORE GLOBAL INVESTMENTS, LTD.
                             By: Moore Capital Management, Inc., Trading Advisor

                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------


                             REMINGTON INVESTMENTS STRATEGIES, L.P.
                             By: Moore Capital Advisors, L.L.C., General Partner

                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the Company and each of the parties listed on
Schedule I or Schedule II hereto have executed this Stockholders' Agreement as of the date first above written.



                             BOSTON MILLENNIA PARTNERS LIMITED PARTNERSHIP
                             By:  Glen Partners Limited Partnership,
                                  General Partner

                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------


                             BOSTON MILLENNIA ASSOCIATES I PARTNERSHIP

                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------


                             CITIZENS CAPITAL, INC.

                             By:
                                ----------------------------------------------
                             Title:
                                   -------------------------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the Company and each of the parties listed on
Schedule I or Schedule II hereto have executed this Stockholders' Agreement as of the date first above written.


                                   SOUTHEASTERN TECHNOLOGY FUND
                                   By:
                                      ------------------------------------------
                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------

                                                                          (SEAL)
                                   ---------------------------------------
                                   Shaler P. Houser

                                                                          (SEAL)
                                   ---------------------------------------
                                   Charles L. Houser

                                                                          (SEAL)
                                   ---------------------------------------
                                   Charles S. Houser

                                                                          (SEAL)
                                   ---------------------------------------
                                   Russell W. Powell

                                                                          (SEAL)
                                   ---------------------------------------
                                   Daniel H. Sterling

                                                                          (SEAL)
                                   ---------------------------------------
                                   Judith C. Slaughter

                                                                          (SEAL)
                                   ---------------------------------------
                                   Thomas Houlihan

                                                                          (SEAL)
                                   ---------------------------------------
                                   Clark Mizell


                                   SERUUS TELECOM FUND, L.P.
                                   By:                     , its General Partner
                                      --------------------
                                   By:
                                      ------------------------------------------
                                   Title:
                                         ---------------------------------------

                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the Company and each of the parties listed on
Schedule I or Schedule II hereto have executed this Stockholders' Agreement as of the date first above written.



                                      SERUUS VENTURES, LLC.

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                                                          (SEAL)
                                      ------------------------------------
                                      Hamilton E. Russell III


                                                                          (SEAL)
                                      ------------------------------------
                                      John R. Tyrrell



                                      ------------------------------------------
                                      John T. Mills, Sr.


                                      WYCHE BURGESS PROFIT SHARING PLAN FUND II
                                      By:
                                         ---------------------------------------

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------


                                      WILLOU & CO.

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------


                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the Company and each of the parties listed on
Schedule I or Schedule II hereto have executed this Stockholders' Agreement as of the date first above written.


                                      HOUSER CHARITABLE REMAINDER UNITRUST

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------


                                      VFO PARTNERS, LTD.
                                      By:
                                         ---------------------------------------

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------


                                      TORONTO DOMINION CAPITAL (U.S.A.), INC.

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------


                                      NEWCOURT COMMERCIAL FINANCE
                                        CORPORATION, an affiliate of The
                                        CIT Group, Inc.

                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the Company and each of the parties listed on
Schedule I or Schedule II hereto have executed this Stockholders' Agreement as of the date first above written.



                                 BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.

                                 By: BancAmerica Capital Management SBIC I, LLC,
                                     Its general partner

                                 By: BancAmerica Capital Management I, L.P.,
                                     Its sole member

                                 By: BACM I GP, LLC,
                                     Its general partner

                                 By:
                                    ---------------------------------------
                                 Name:    Robert H. Sheridan, III
                                 Title:   Member


                                 CAPITAL INSIGHTS GROWTH INVESTORS, L.P.

                                 By:
                                    ---------------------------------------
                                 Title:
                                       ------------------------------------


                                 ------------------------------------------
                                 Terry E. Richardson, Jr.


                                 ------------------------------------------
                                 David C. Poole


                                 ------------------------------------------
                                 William Oberlin


                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the Company and each of the parties listed on
Schedule I or Schedule II hereto have executed this Stockholders' Agreement as of the date first above written.


                                            ------------------------------------
                                            Joseph A. Lawrence


                       [SIGNATURES CONTINUED ON NEXT PAGE]

         IN WITNESS WHEREOF, the Company and each of the parties listed on
Schedule I or Schedule II hereto have executed this Stockholders' Agreement as of the date first above written.


                                            ------------------------------------
                                            Larry Bouman

                                                                  EXECUTION COPY

                                   Schedule I

                                  STOCKHOLDERS

                 Name                     Issued Shares          Options
                 ----                     -------------          -------

Shaler P. Houser                            1,904,000            800,000
17 Crescent Avenue
Greenville, South Carolina  29601

Charles L. Houser                           1,800,000            200,000
35 Rockwood Drive
Greenville, South Carolina  29605

Charles S. Houser                           1,255,114            100,000
11866 Magnolia Street
Magnolia Springs, Alabama  36555

Russell W. Powell                             904,000            600,000
610 Crescent Avenue
Greenville, South Carolina  29601

Daniel H. Sterling                            300,000            300,000
101 Longview Terrace
Greenville, South Carolina  29605

Judith C. Slaughter                           100,000            300,000
530 Spalding Farms Road
Greenville, South Carolina  29615

Seruus Ventures, LLC                          200,000                  0
200 North Main Street, Suite 301
Greenville, South Carolina  29601

Seruus Telecom Fund, L.P.                     861,110                  0
200 North Main Street, Suite 301
Greenville, South Carolina  29601

Hamilton E. Russell                            26,000             80,000
11 North Brookwood Drive
Greenville, South Carolina  29605

Clark Mizell                                        0            190,000
2031 Harris Grove Church Road
Gray Court, South Carolina  29645

Thomas Houlihan                                40,000            180,000
200 North Main Street, Suite 303
Greenville, South Carolina  29601

                                          -------------------------------
         TOTAL                              7,390,224          2,750,000

                                                                  EXECUTION COPY

                                   Schedule II

                                    INVESTORS

                  Name                  Series A Convertible     Series B Convertible    Series C Convertible
                  ----                     Preferred Stock          Preferred Stock         Preferred Stock
                                        --------------------     --------------------    --------------------

Richland Ventures II, L.P.                     2,083,334               666,666                  588,235
3100 West End Avenue
Suite 400
Nashville, TN  37203-1304
(615) 383-8030
Fax: (615) 269-0463

Richland Ventures III, L.P.                            0             2,666,667                1,035,295
3100 West End Avenue
Suite 400
Nashville, TN  37203-1304
(615) 383-8030
Fax: (615) 269-0463

First Union Capital Partners, Inc.             2,083,334             1,466,667                1,176,471
One First Union Center
301 South College Street
Floor 5
Charlotte, NC  28288-0732
(704) 374-4948
Fax: (704) 374-6711

Moore Global Investments, Ltd.                         0             2,666,667                1,035,295
c/o Citco Fund Services
(Bahamas), Ltd.
Bahamas Financial Center
Charlotte & Shirley Street
P.O. Box CB 13136
Nassau, Bahamas

Remington Investments Strategies,                      0             2,666,667                1,035,295
L.P.
1251 Avenue of the Americas
New York, NY  10025
(212) 782-7033
Fax:  (212) 575-6832

Southeastern Technology Fund                           0               533,333                  117,647
7910 South Memorial Parkway,
Suite F
Huntsville, AL  35802
(256) 883-8711
Fax:  (256) 883-8558

                  Name                  Series A Convertible     Series B Convertible    Series C Convertible
                  ----                     Preferred Stock          Preferred Stock         Preferred Stock
                                        --------------------     --------------------    --------------------
   Boston Millennia Partners Limited                      0             1,844,257                1,279,080
   Partnership
   30 Rowes Wharf, Suite 330
   Boston, MA  02110
   (617) 428-5150
   Fax: (617) 528-5160

   Boston Millennia Associates I                          0                22,410                   15,038
   Partnership
   30 Rowes Wharf, Suite 330
   Boston, MA  02110
   (617) 428-5150
   Fax:  (617) 428-5160

   Citizens Capital, Inc.                                 0               400,000                  352,941
   30 Rowes Wharf, Suite 330
   Boston, MA  02110
   (617) 428-5150
   Fax: (617) 428-5160

   John R. Tyrrell                                        0                20,000                        0
   c/o Richland Ventures
   200 31st Avenue North, Suite 200
   Nashville, Tennessee  37205

   Charles S. Houser                                 41,667               166,666                        0
   101 River Route
   11866 Magnolia Street
   Magnolia Springs, AL  36555

   Houser Charitable Trust                           41,667                66,666                        0
   c/o Cornerstone Management
   Attn:  Bryan Taylor
   7076 Peachtree Industrial Blvd.
   Suite 100
   Norcross, GA  30071

   John T. Mills, Sr.                                     0               100,000                        0
   504 Hidden Hills Drive
   Greenville, SC  29602

   Willou & Co.                                     416,670               266,666                        0
   c/o Frank Maybank
   P.O. Box 10856 FS
   Greenville, SC  29602

   VFO Partners, Ltd.                                45,000                     0                        0
   C/O James McKissick
   13 Thornwood Lane
   Greenville, SC  29605

                  Name                  Series A Convertible     Series B Convertible    Series C Convertible
                  ----                     Preferred Stock          Preferred Stock         Preferred Stock
                                        --------------------     --------------------    --------------------
   Wyche Burgess Profit Sharing Plan                      0                33,333                        0
   Fund II
   c/o Cary Hall
   P.O. Box 728
   Greenville, SC  29603

   Toronto Dominion Capital                               0                     0                2,352,941
   (U.S.A.), Inc.

   Newcourt Commercial Finance                            0                     0                1,176,471
   Corporation, an affiliate of the
   CIT Group, Inc.

   BancAmerica Capital Investors                          0                     0                1,176,471
   SBIC I, L.P.

   Capital Insights Growth                                0                66,666                        0
   Investors, L.P.
   888 S. Pleasantburg Drive
   Suite 2-D
   Post Office Box 27162
   Greenville, SC  29616-2162

   Terry E. Richardson, Jr.                               0               266,666                        0
   Ness, Motley, Loadholt,
   Richardson & Poole
   1730 Jackson Street
   Barnwell, SC  29812

   David C. Poole                                         0               266,666                        0
   Post Office Box 2107
   Greenville, SC  29602

   Joseph A. Lawrence                                     0                53,333                        0
   1121 Bellview Road
   McLean, VA  22102

   William Oberlin                                        0                26,667                   70,588
   257 Chestnut Circle
   Bloomfield Hills, MI  48304

   Larry Bouman                                           0                     0                  100,000
   C/o